EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-45442, No. 2-73630 and No. 2-89104 of Lennar Corporation on Form S-8 of our reports dated January 18, 1995, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1994.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

February 25, 1995

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration
Statement No. 33-53003 of Lennar Corporation on Form S-3 of our reports dated January 18, 1995, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1994.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

February 25, 1995

                       INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Lennar Corporation:

We consent to incorporation by reference in the Registration Statement
(No. 33-45442, No. 2-73630 and No. 2-89104) on Form S-8 and (No. 33-53003)
on Form S-3 of Lennar Corporation of our report dated January 18, 1994, relating to the consolidated balance sheet of Lennar Corporation and subsidiaries as of November 30, 1993 and the related consolidated statements of earnings, cash flows and stockholders equity for each of the years in the two-year period ended November 30, 1993.

                                  /s/ KPMG Peat Marwick LLP

February 27, 1995
Miami, Florida